KeyCorp Third Quarter 2026 Earnings Review October 20, 2026

3Q26 Results Reflect Continued Momentum

Differentiated Fee Businesses

+12%
Collective growth of priority fee-based businesses[(1)] 3Q26 vs. 3Q25

+27%
Investment banking & debt placement fee growth QoQ

Deposit & Loan Momentum

+$3.6Bn
Average deposit growth QoQ

+5%
Period-end C&I loan growth QoQ

Risk Management Excellence

32 bps
NCOs / average loans decreased 10 bps QoQ

55 bps
NPAs / loans + OREO decreased 19 bps QoQ

Return On and Return Of Capital

15%+
Return on tangible common equity[(2)]

$1.3Bn
2026 planned share repurchases ($320MM repurchased in 3Q26)

Note: Loan data reflects loans held for investment
(1) Priority fee-based businesses include Wealth Management, Investment Banking, and Commercial Payments; (2) Non-GAAP measure: see appendix for reconciliation

2

Financial Review

3Q26 Highlights

- EPS of $0.51, up 24% YoY
- Record revenue of $2.04Bn, up 8% YoY; Taxable-equivalent revenue[(1)] of $2.05Bn
  - Net interest income[(1)] up 10% YoY and 4% QoQ
  - NIM[(2)] of 2.95%, up 20 bps YoY and 6 bps QoQ
  - Noninterest income up 6% YoY, driven by strong growth across priority fee-based businesses
- Noninterest expenses up 5% YoY, excluding a select item in 3Q25[(3)]
- NCOs of 32 bps, down 10 bps both YoY and QoQ
  - Provision for credit losses of $61MM; reserve release of $28MM
- CET1 ratio of 11.1%[(4)]
  - Marked CET1 ratio of 9.0%[(1),(4)]
- ROTCE[(1)] of 15.1%, up 260 bps YoY
- Repurchased $320MM of common stock

$ in millions, excluding per share metrics
From continuing operations, unless otherwise noted

	Reported	QoQ Δ	YoY Δ
EPS	$0.51	16 %	24 %[(3)]
Net interest income[(1),(2)]	$1,308	4 %	10 %
Noninterest income	$744	5 %	6 %
Revenue[(1),(2)]	$2,052	4 %	8 %
Noninterest expense	$1,245	2 %	5 %[(3)]
Provision for credit losses	$61	(34) %	(43) %
CET1[(4)]	11.1%	~(10) bps	~(70) bps
Cash efficiency ratio[(1)]	60.6%	(129) bps	(154) bps[(3)]
ROTCE[(1)]	15.1%	222 bps	260 bps[(3)]
Tangible book value per common share	$12.35	(9) %	(8) %

(1) Non-GAAP measure: see appendix for reconciliation; (2) Taxable-equivalent basis; (3) Reflects comparison of adjusted metrics. Non-GAAP measure: see appendix for reconciliation; (4) 9/30/2026 ratio is estimated

4

Strong C&I Performance Driving Loan Growth Average Loans $ in billions • Average loans up $1.5Bn (+1.4%), driven by: ◦ Higher C&I(1) loans (+3.7%) ◦ Partially offset by a decline in total consumer loans (-2.0%), reflective of the intentional run-off of low-yielding loans Sequential Change in Ending Balances by Type • ~71% variable rate, or 36% after adjusting for loans swapped to a fixed rate; loan yields would have been 5.52% excluding the impact from hedges(5) • ~57% of the C&I portfolio is investment grade; Consumer book has a 766 weighted average FICO at origination • C&I line utilization: 33.1% (up ~200 bps from 2Q26, reflecting client investments into their businesses) $110.4 $3.3 $(0.1) $(0.1) $(0.3) $(0.3) $113.0 6/30/26 C&I CRE Comm'l lease Residential mortgage Other consumer 9/30/26 Note: Loan data reflects loans held for investment; Graphs may not foot due to rounding (1) Commercial and industrial average balances include $204 million of assets from commercial credit cards; (2) Loan balances include $203 million of commercial credit card balances at 9/30/2026; (3) CRE includes real estate – commercial mortgage and real estate – construction; (4) Other Consumer includes home equity loans, credit cards, and other consumer loans; (5) Non-GAAP measure: see appendix for reconciliation $106.2 $106.3 $107.7 $110.1 $111.6 $75.4 $76.0 $78.1 $81.0 $83.1 $30.8 $30.3 $29.7 $29.1 $28.5 5.51% 5.41% 5.35% 5.35% 5.42% Commercial Consumer Loan Yield 3Q25 4Q25 1Q26 2Q26 3Q26 Versus Prior Quarter Portfolio Highlights (4) (3)(2) 5

Delivering Accelerated Client Deposit Growth

$ in billions

Average Deposits



$150.4
$150.7
$147.3
$147.6
$151.2
$58.5
$60.5
$58.9
$58.9
$60.7
1.97%
1.81%
1.65%
1.63%
1.66%
$87.7
$87.7
$87.8
$87.4
$87.4
3Q25
4Q25
1Q26
2Q26
3Q26
Consumer
Commercial
Other (1)
Total Deposit Cost

3Q26 Product Mix

Reflects average deposits



Savings
3%
Time deposits
8%
IB demand
42%
Noninterest-bearing
19%
29%
MMDA
24% including hybrid accounts

3Q26 Interest-Bearing Mix

Reflects average deposits



Managed commercial
10%
Treasury / other
3%
Consumer ex term products
37%
Indexed commercial
28%
6%
16%
Wealth
Consumer term products(2)

Versus Prior Quarter

- Average deposits up $3.6Bn (+2.4%), driven by:
  - Growth in demand deposits (+2.9%) and money market deposits (+2.7%), as well as an increase in noninterest-bearing deposits (+1.6%)
- Total deposit costs increased by 3 bps, with total interest-bearing deposit costs increasing 3 bps to 2.04%

Deposit Franchise Highlights

- Client deposits up 1.6% year-over-year and 1.9% sequentially
- Noninterest-bearing deposits were 19% of total deposits, or 24% including hybrids
- Commercial deposit balances driven by relationship clients
  - 81% of balances within an operating account
  - 95% from clients with an operating account
- Loan-to-deposit ratio: 74%[3]

Note: Graphs may not foot due to rounding
(1) Other includes treasury brokered deposits and other deposits; (2) Includes MMDA promos and retail CDs; (3) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits

6

Net Interest Income Growth and Margin Expansion $1,193 $1,223 $1,230 $1,258 $1,308 2.75% 2.82% 2.87% 2.89% 2.95% Net interest income Net interest margin 3Q25 4Q25 1Q26 2Q26 3Q26 $1,258 $14 $13 $11 $8 $3 $1,308 Loan growth Funding optimization Securities & swap repricing Day count Yield/cost & other 2.89% 0 bps 3 bps 2 bps 0 bps 1 bp 2.95% Loan growth Funding optimization Securities & swap repricing Day count Yield/cost & other 2Q26 3Q26 2Q26 3Q26 (1))(1) +10% NIM Walk(1) NII Walk(1) +4% Note: NII and NIM walks may not foot due to rounding (1) Net interest income and net interest margin on a taxable-equivalent basis, and non-GAAP measure: see appendix for reconciliation 7 $ in millions

• Noninterest income up $38MM (+5%) vs prior quarter driven by: ◦ Higher investment banking and debt placement fees driven by higher M&A fees and syndications • Noninterest income up $42MM (+6%) vs prior year driven by: ◦ Higher investment banking and debt placement fees driven by higher M&A fees, and increased trust and investment services income $702 $782 $723 $706 $744 3Q25 4Q25 1Q26 2Q26 3Q26 3Q26 QoQ Δ YoY Δ Investment banking and debt placement $214 27% 16 % Trust and investment services $165 4% 10 % Cards and payments $93 (1) % 8 % Service charges on deposits $79 3% 5 % Corporate services $72 (10) % — Commercial mortgage servicing $53 8% (27) % Other(1) $68 (13) % 10 % Total noninterest income $744 5% 6% (1) Other includes Corporate-owned life insurance income, Consumer mortgage income, Operating lease income and other leasing gains, Net securities gains (losses), and Other income Fee Growth Led by Investment Banking Highlights Noninterest Income Trend $ in millions 8

• Noninterest expense up $28MM (+2%) vs prior quarter driven by: ◦ Higher personnel expense due to incentive compensation and investments in teammates ◦ Continued investments in technology • Noninterest expense up $68MM (+6%) vs prior year driven by: ◦ Higher personnel expense related to continued investments in front- line bankers, employee benefits, and incentive compensation $1,177 $1,241 $1,181 $1,217 $1,245 $742 $790 $743 $786 $815 $440 $472 $438 $431 $430 Personnel Non-personnel Selected Items 3Q25 4Q25 1Q26 2Q26 3Q26 Expenses Remain Well Managed (2) (1) See slide 19 for breakout of "Selected Items Impact on Earnings"; (2) Reflects comparison of adjusted metrics. Non-GAAP measure: see appendix for reconciliation $(21)(1) 3Q26 QoQ Δ YoY Δ Personnel expense $815 4% 10 % Computer processing $116 7% 10 % Net occupancy $67 (1) % 3 % Business services and professional fees $46 — 5 % Marketing $23 5% 5 % Equipment $21 (5) % 5 % Operating lease expense $6 (14) % (33) % Other expense $151 (4) % (11) % Total noninterest expense $1,245 2% 6% $(5)(1) Highlights Noninterest Expense Trend $ in millions 9 5% excluding a select item in 3Q25(2)

0.24% 0.21% 0.13% 0.12% 0.14% 0.10% 0.09% 0.14% 0.08% 0.07% 30-89 days delinquent 90+ days delinquent 3Q25 4Q25 1Q26 2Q26 3Q26 $5,871 $5,373 $5,370 $5,398 $5,553 5.5% 5.0% 4.9% 4.9% 4.9% Criticized assets Criticized assets ratio 3Q25 4Q25 1Q26 2Q26 3Q26 Note: Loan data reflects loans held for investment (1) Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets; (2) Criticized loan and lease outstandings to period-end total loans $668 $627 $692 $818 $627 0.63% 0.59% 0.63% 0.74% 0.55% NPAs NPA ratio 3Q25 4Q25 1Q26 2Q26 3Q26 $114 $104 $101 $115 $89$107 $108 $106 $92 $61 0.42% 0.39% 0.38% 0.42% 0.32% NCOs Provision for credit losses NCOs to average loans 3Q25 4Q25 1Q26 2Q26 3Q26 (1) Net Charge-Offs (NCOs) & Provision for Credit Losses $ in millions Nonperforming Assets (NPAs) Ratio(1) $ in millions Delinquencies to Period-End Total Loans From continuing operations Criticized Assets Ratio(2) $ in millions; from continuing operations Strong Credit Quality (2) 10

• Repurchased $320MM of common shares at an average price of $22.57 per share in the third quarter • Expect to repurchase $1.3Bn in 2026 8.1% 8.4% 8.0% 7.7% 6.9% 3Q25 4Q25 1Q26 2Q26 3Q26 Common Equity Tier 1 Ratio Tangible Common Equity Ratio(2) Disciplined Capital Management (1) 9/30/2026 ratio is estimated; (2) Non-GAAP measure: see appendix for reconciliation 11.8% 11.8% 11.4% 11.2% 11.1%10.3% 10.4% 10.0% 9.8% 9.0% Common Equity Tier 1 Ratio Marked Common Equity Tier 1 Ratio 3Q25 4Q25 1Q26 2Q26 3Q26 (1) (1),(2) 11.2% 35 bps (21) bps (14) bps (12) bps 11.1% 2Q26 Net income available to common Share repurchases Dividends RWA 3Q262Q26 3Q26 Common Equity Tier 1 Walk(1) Share Repurchase Activity 11

$ in millions, unless otherwise stated FY2026 (vs. FY2025) On an operating basis Revenue(1),(2) (FY25 baseline: $7,513) up ~8% Net interest income(1),(2) (FY25 baseline: $4,671) up ~10% (previously up 9 – 11%) Net interest margin(2) 4Q exit rate: ~3.00% Average earning assets up $1.5Bn - $2Bn from 3Q26(3) Noninterest income (FY25 baseline: $2,842) up 4 – 5% Noninterest income on an adjusted basis(1) (FY25 baseline: $2,495)(4) up 6 – 7%(4) Adjusted noninterest expense(1) (FY25 baseline: $4,729)(5) up ~4% Average loans (FY25 baseline: $105.7Bn) up ~5% (previously up 4 – 5%) Average commercial loans (FY25 baseline: $74.5Bn) up ~10% (previously up 8 – 10%) NCOs to average loans 37 – 39 bps (previously 40 – 45 bps) Tax rate GAAP tax rate: ~22% Tax-equivalent effective rate(6): ~23% 16 – 19% ROTCE 9.5 – 10% Marked CET1 3.25%+ / 15%+ NIM and ROTCE Note: Loan data reflects loans held for investment (1) Represents a forward-looking non-GAAP measure: refer to slide 20, "Forward-Looking Statements and Additional Information", for more information; (2) Taxable-equivalent basis; (3) Excludes AFS securities mark; (4) Excluding Commercial mortgage servicing fees, Operating lease income, Other leasing gains, Other income and net securities gains (losses); (5) Non-GAAP measure: adjusted noninterest expense for 2025 excludes a $26MM benefit from the FDIC special assessment. See slide 19 for breakout of "Selected Items Impact on Earnings"; (6) Reflects the estimated full year taxable-equivalent adjustment 2026 Outlook Long-Term Targets(1) 4Q27 Targets(1) 12

Appendix

Loan Composition(2) $47.5 $47.8 $48.2 $47.9 $47.4 $7.2 $8.1 $8.8 $9.4 $9.5 $40.3 $39.8 $39.4 $38.5 $38.0 3.75% 3.69% 3.64% 3.67% 3.73% Average HTM securities Average AFS securities Average yield 3Q25 4Q25 1Q26 2Q26 3Q26 $ in billions 4Q26 1Q27 2Q27 3Q27 4Q27 2027 Projected receive-fixed swaps maturities $1.9 $2.0 $2.7 $2.6 $3.4 $10.7 Weighted-average rate received (%) 2.73% 2.89% 2.62% 2.63% 3.67% 3.01% Projected residential mortgages $0.4 $0.3 $0.4 $0.4 $0.4 $1.5 Weighted-average rate received (%) 3.48% 3.52% 3.54% 3.58% 3.62% 3.57% Projected fixed-rate investment securities cash flows / maturities $1.8 $1.9 $1.9 $2.1 $1.7 $7.7 Weighted-average rate received (%) 4.17% 3.87% 4.08% 4.09% 4.26% 4.07% Total low-yielding fixed-rate assets $4.1 $4.2 $5.0 $5.1 $5.5 $19.9 Weighted-average rate received (%) 3.43% 3.38% 3.25% 3.31% 3.85% 3.46% 26% 25% 12% 7% 29% 1% (1) Fixed-Rate Asset Repricing Tailwinds – 4Q26 through 2027 Average Total Investment Securities $ in billions Balance Sheet Management Detail Fixed Prime O/N SOFR 1M SOFR 3M SOFR Other (1) Yield is calculated on an amortized cost basis; (2) Based on 9/30/2026 period-end balances; chart may not foot due to rounding 14

• Executed $2.3Bn of spot-starting receive-fixed swaps and $6.8Bn of forward-starting receive-fixed swaps in 3Q26 with W.A. receive-fixed rates of 4.2% and 4.1%, respectively • Forward-starting cash flow hedges of $10.0Bn – W.A. receive-fixed rate: 4.0% ◦ $2.5Bn starting in 3Q27 (4.0% W.A. receive-fixed rate) ◦ $3.0Bn starting in 4Q27 (4.0% W.A. receive-fixed rate) ◦ $3.3Bn starting in 1Q28 (4.1% W.A. receive-fixed rate) ◦ $1.3Bn starting in 2Q28 (4.1% W.A. receive-fixed rate)3.5% 3.5% 3.6% 3.7% 3.8% 3.8% 3.8% 4Q26 1Q27 2Q27 3Q27 4Q27 YE27 $1.9 $2.0 $2.7 $2.6 $3.4 $10.7 2.7% 2.9% 2.6% 2.6% 3.7% 3.0% W.A. receive- fixed rate Maturing swaps W.A. receive-fixed rate Note: May not foot due to rounding (1) AFS securities swapped to floating rate Other Hedge Positions 9/30/2026 Debt hedges $8.9 Securities hedges(1) $9.2 Hedging Strategy Opportunity 3Q26 ALM Hedge ActionsReceive-Fixed Asset Swaps Includes forward-starting swaps and accruing portfolio as of 9/30/2026 $ in billions, ending balances $50.4 $48.5 $46.5 $43.8 $41.2 $37.8 $37.8 3Q26 4Q26 1Q27 2Q27 3Q27 4Q27 YE27 Forward-Starting Swaps as of 9/30/2026 15

Preferred Dividends 16 KeyCorp Preferred Stock Preferred Dividend Schedule(1) $ in millions 2Q26 3Q26 4Q26 Series D $6.6 $6.6 — Series D Call Premium — $5.9 — Series E $7.7 $7.7 $7.7 Series F $6.0 $6.0 $6.0 Series G $6.3 $6.3 $6.3 Series H $9.3 $9.3 $9.3 Total $36 $42 $29 Series E • Structure: Fixed-to-float perpetual noncumulative (PerpNC-10) • Outstanding: $500MM • Dividend: 6.125% until December 15, 2026 ◦ 3-mo term SOFR + 4.15% from December 15, 2026 • Callable Dates: December 15, 2026 (quarterly thereafter) Series F • Structure: Fixed-rate perpetual noncumulative (PerpNC-5) • Outstanding: $425MM • Dividend: 5.65% (fixed for life) • Callable Dates: December 15, 2026 (quarterly thereafter) Series G • Structure: Fixed-rate perpetual noncumulative (PerpNC-5) • Outstanding: $450MM • Dividend: 5.625% (fixed for life) • Callable Dates: December 15, 2026 (quarterly thereafter) Series H • Structure: Fixed-rate reset perpetual noncumulative (PerpNC-5) • Outstanding: $600MM • Dividend: 6.20% until December 15, 2027 ◦ 5-year Treasury rate + 3.132% from December 15, 2027 • Callable Dates: December 15, 2027 (quarterly thereafter) (1) Preferred dividends based on currently outstanding series of preferred shares and does not reflect potential future exercise of option to call

Allowance for Loan Losses to Non-Performing Loans(2) 288% 159% —% 82% 54% —% —% C&I CRE Comm'l lease Resi mtg Home equity Credit cards Other consumer $1,736 $1,740 $1,745 $1,722 $1,694 1.64% 1.63% 1.60% 1.56% 1.50% ACL ACL to period-end loans 3Q25 4Q25 1Q26 2Q26 3Q26 5.60% 9.47% 2.76% 0.62% 1.51% 1.67% 0.31% C&I CRE Comm'l lease Resi mtg Home equity Credit cards Other consumer 0.39% 0.10% 0.00% 3.60% 1.26% C&I CRE Comm'l lease Resi mtg Home equity Credit cards Other consumer (3) (5) N/M = Not Meaningful Note: Loan data reflects loans held for investment Note: All metrics are as of 9/30/2026 unless otherwise noted; (1) Net loan charge-off amounts are annualized in calculation; (2) Ratios calculated using unrounded figures and therefore may not foot to calculation using rounded figures presented in chart; (3) Commercial and industrial average balances include $204 million of assets from commercial credit cards; (4) Criticized loan and lease outstandings to period-end total loans; (5) Loan balances include $203 million of commercial credit card balances at 9/30/2026 N/M N/MN/M NCOs to Average Loans(1),(2) Criticized Asset Ratio(2),(4) Allowance for Credit Losses (ACL) $ in millions Credit Quality by Portfolio 17 (0.00)% (0.02)%

GAAP to Non-GAAP Reconciliation

$ in millions	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Net interest income (GAAP)	$ 1,300	$ 1,250	$ 1,222	$ 1,215	$ 1,184
Add: Taxable-equivalent adjustment	8	8	8	8	9
Net interest income TE (non-GAAP) (A)	$ 1,308	$ 1,258	$ 1,230	$ 1,223	$ 1,193
Net income (loss) attributable to Key common shareholders (GAAP) (B)	$ 537	$ 473	$ 486	$ 475	$ 453
Average Key shareholders' equity (GAAP)	$ 19,307	$ 19,947	$ 20,392	$ 20,388	$ 19,664
Less: Average intangible assets	2,796	2,756	2,758	2,762	2,767
Average preferred stock	2,409	2,500	2,500	2,500	2,500
Average tangible common equity (non-GAAP) (C)	$ 14,102	$ 14,691	$ 15,134	$ 15,126	$ 14,397
Key shareholders' equity (GAAP)	$ 17,809	$ 19,798	$ 19,987	$ 20,381	$ 20,102
Less: Intangible assets	2,814	2,755	2,757	2,760	2,765
Preferred stock [1]	1,927	2,446	2,446	2,446	2,446
Tangible common equity (non-GAAP) (D)	$ 13,068	$ 14,597	$ 14,784	$ 15,175	$ 14,891
Total assets (GAAP)	$ 193,102	$ 191,317	$ 188,663	$ 184,381	$ 187,409
Less: Intangible assets	2,814	2,755	2,757	2,760	2,765
Tangible assets (non-GAAP) (E)	$ 190,288	$ 188,562	$ 185,906	$ 181,621	$ 184,644
Tangible common equity to tangible assets ratio (non-GAAP) (D/E)	6.87 %	7.74 %	7.95 %	8.36 %	8.06 %
Return on average tangible common equity consolidated (non-GAAP) (B/C)	15.11 %	12.91 %	13.02 %	12.46 %	12.48 %
Common equity tier 1 (F)	$ 17,037	$ 17,016	$ 17,038	$ 17,195	$ 17,050
Add: AFS and Pension AOCI (loss)	(3,224)	(2,154)	(2,152)	(2,028)	(2,176)
Marked common equity tier 1 (non-GAAP) (G) [2]	$ 13,813	$ 14,862	$ 14,886	$ 15,167	$ 14,874
Risk-weighted assets (H) [3]	$153,761	$152,068	$149,338	$145,933	$144,428
Common equity tier 1 ratio (F/H) [3]	11.1 %	11.2 %	11.4 %	11.8 %	11.8 %
Marked CET1 ratio (non-GAAP) (G/H) [2),(3]	9.0 %	9.8 %	10.0 %	10.4 %	10.3 %
Income (loss) from continuing operations attributable to Key common shareholders (GAAP) (I)	$ 537	$ 472	$ 486	$ 474	$ 454
Plus: Selected items (net of tax)[4]	—	—	—	(16)	(4)
Net income (loss) from continuing operations attributable to Key common shareholders, excluding selected items (non-GAAP) (J)	$ 537	$ 472	$ 486	$ 458	$ 450
Return on average tangible common equity from continuing operations (non-GAAP) (I/C)	15.11 %	12.89 %	13.02 %	12.43 %	12.51 %
Adjusted return on average tangible common equity from continuing operations excluding selected items (non-GAAP) (J/C)	15.11 %	12.89 %	13.02 %	12.01 %	12.40 %
Noninterest income (GAAP) (K)	$ 744	$ 706	$ 723	$ 782	$ 702
Plus: Selected items[4]	—	—	—	—	—
Adjusted noninterest income (non-GAAP) (L)	$ 744	$ 706	$ 723	$ 782	$ 702
Noninterest expense (GAAP) (M)	$ 1,245	$ 1,217	$ 1,181	$ 1,241	$ 1,177
Less: Intangible asset amortization	2	2	2	5	5
Noninterest expense less intangible asset amortization (non-GAAP) (N)	$ 1,243	$ 1,215	$ 1,179	$ 1,236	$ 1,172
Plus: Selected items[4] (O)	—	—	—	21	5
Adjusted noninterest expense less intangible asset amortization (non-GAAP) (P)	$ 1,243	$ 1,215	$ 1,179	$ 1,257	$ 1,177
Adjusted noninterest expense (non-GAAP) (M+O)	$ 1,245	$ 1,217	$ 1,181	$ 1,262	$ 1,182
Total taxable-equivalent revenue (non-GAAP) (A+K) = (Q)	$ 2,052	$ 1,964	$ 1,953	$ 2,005	$ 1,895
Total adjusted taxable-equivalent revenue (non-GAAP) (A+L)	2,052	1,964	1,953	2,005	1,895
Cash efficiency ratio (non-GAAP) (N/Q)	60.58 %	61.86 %	60.37 %	61.65 %	61.85 %
Adjusted cash efficiency ratio (non-GAAP) (P/Q)	60.58 %	61.86 %	60.37 %	62.69 %	62.11 %
Pre-provision net revenue from continuing operations (non-GAAP) (A+K-M)	$ 807	$ 747	$ 772	$ 764	$ 718
Plus: Selected items[4]	—	—	—	(21)	(5)
Adjusted pre-provision net revenue from continuing operations (non-GAAP)	$ 807	$ 747	$ 772	$ 743	$ 713
Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$0.51	$0.44	$0.44	$0.43	$0.41
Plus: EPS impact of selected items [4]	—	—	—	(0.01)	—
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP) [5]	$ 0.51	$ 0.44	$ 0.44	$ 0.41	$ 0.41
Loan yields excluding impact from hedges[6]					
Loan yield	5.42 %	5.35 %	5.35 %	5.41 %	5.51 %
Less: Loan yield impact of realized hedge gains/(losses)	(0.10)%	(0.10)%	(0.15)%	(0.28)%	(0.36)%
Loan yield excluding impact from hedges	5.52 %	5.45 %	5.50 %	5.69 %	5.87 %

(1) Net of capital surplus; (2) Under the current applicable regulatory capital rules, Key has made the AOCI opt out election, which enables us to exclude components of AOCI from regulatory capital, notably the AOCI relative to securities and pension. Marked CET1 ratio is a non-GAAP measure and is calculated based on Common Equity Tier 1 capital, inclusive of the AOCI impact from securities and pension, divided by risk weighted assets; (3) Amounts and ratios as of September 30, 2026 are estimated; (4) See slide 19 for breakout of "Selected Items Impact on Earnings"; (5) Earnings per share may not foot due to rounding; (6) Loan Yields Excluding Impact from Hedges is a non-GAAP metric and is calculated by excluding losses realized on derivatives which hedge the interest rate risk of our loans. We believe this metric is meaningful as it provides information on loan yields excluding the impacts of hedge-related interest rate risk management programs

18

Selected Items Impact on Earnings

Selected Items Impact on Earnings

$ in millions, except per share amounts

Quarter to date results	Pretax[1] Amount	After-tax at marginal rate[1] Net Income	After-tax at marginal rate[1] EPS[2][4]
Three months ended September 30, 2026			
No items	$ —	$ —	$ —
Three months ended June 30, 2026			
No items	—	—	—
Three months ended March 31, 2026			
No items	—	—	—
Three months ended December 31, 2025			
FDIC special assessment (other expense)[3]	21	16	0.01
Three months ended September 30, 2025			
FDIC special assessment (other expense)[3]	5	4	—
Year to date results			
Nine months ended September 30, 2026			
No items	$ —	$ —	$ —
Nine months ended September 30, 2025			
FDIC special assessment (other expense)[3]	5	4	—

(1) Favorable (unfavorable) impact; (2) Impact to EPS reflected on a fully diluted basis; (3) In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC's deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected in this table represent adjustments from initial estimates based on quarterly invoices received from the FDIC; (4) Earnings per share may not foot due to rounding

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This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control). Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Non-GAAP Measures. This presentation contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this presentation, the financial supplement, or the press release related to this presentation, all of which can be found on Key’s website (www.key.com/ir). Forward-Looking Non-GAAP Measures. From time to time we may discuss forward-looking non-GAAP financial measures. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results. Annualized Data. Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Taxable-Equivalent. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers. Earnings Per Share Equivalent. Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent. GAAP: Generally Accepted Accounting Principles Forward-looking Statements and Additional Information 20